EXHIBIT (1)(b)

                     STATE STREET RESEARCH TAX-EXEMPT TRUST

                                 Amendment No. 3

                                       to

               Second Amended and Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT

     Pursuant to Article VII, Section 7.3 and Article IV, Section 4.1 of the Second Amended and Restated Master Trust Agreement (the "Master Trust Agreement") of State Street Research Tax-Exempt Trust (the "Trust") dated June 5, 1993, as heretofore amended, the following action is taken:

     The first sentence of the first paragraph of Section 4.2 of Article IV of the Master Trust Agreement is hereby amended to read as follows:

     "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate two Sub-Trusts: The 'State Street Research Tax-Exempt Fund' and 'State Street Research New York Tax-Free Fund.'"

     This Amendment shall operate to abolish State Street Research California Tax-Free Fund, State Street Research Florida Tax-Free Fund, State Street Research Massachusetts Tax-Free Fund, State Street Research Pennsylvania Tax-Free Fund, State Street Research Texas Tax-Free Fund and State Street Research Virginia Tax-Free Fund and shall be effective as of April 30, 1996.

     IN WITNESS WHEREOF, the undersigned Trustees of the Trust hereby adopt the foregoing on behalf of the Trust pursuant to Article IV, Section 4.1.


/s/Edward M. Lamont                         /s/Toby Rosenblatt
--------------------------                  -----------------------------
Edward M. Lamont                            Toby Rosenblatt

/s/Robert A. Lawrence                       /s/Michael S. Scott Morton
--------------------------                  -----------------------------
Robert A. Lawrence                          Michael S. Scott Morton

/s/Dean O. Morton                           /s/Ralph F. Verni
--------------------------                  -----------------------------
Dean O. Morton                              Ralph F. Verni

/s/Thomas L. Phillips                       /s/Jeptha H. Wade
--------------------------                  -----------------------------
Thomas L. Phillips                          Jeptha H. Wade